Exhibit 23.1

RSM Richter S.E.N.C.R.L./LLP
Comptables agréés
Chartered Accountants
2, Place Alexis Nihon
Montréal (Québec) H3Z 3C2
Téléphone / Telephone: 514.934.3400
Télécopieur / Facsimile: 514.934.3408
www.rsmrichter.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form- S-8 of IntelGenx Technologies Corp. of our report dated March 28, 2008 relating to our audits of the financial statements of IntelGenx Technologies Corp. (Formerly Big Flash Corporation) as of and for the years ended December 31, 2007 and 2006 appearing in this Annual Report on Form 10-KSB of IntelGenx Technologies Corp. for the year ended December 31, 2007.

Signed: RSM Richter LLP

Chartered Accountants
Montreal, Canada
March 31, 2008